UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2009
Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-34112	01-0616867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1908 Doolittle Dr. San Leandro, CA	94577
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	510-483-7370
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, the Board of Directors (the "Board") of Energy Recovery, Inc. ("Company") elected Elisabeth Paté-Cornell, Professor and Chair of Stanford University's Department of Management Science and Engineering, as a director to fill the current vacancy.  The Board also expanded the number of directors to eight (8) and elected Jackalyne Pfannenstiel to fill the newly created position.  Until earlier this year, Ms. Pfannenstiel was Chairman of the California Energy Commission.

Ms. Paté-Cornell and Ms. Pfannenstiel will receive the same compensation as other non-employee directors:  (i) annual cash compensation of $50,000 pro-rated to reflect their service for a partial term and (ii) one-time grants of 100,000 options of Company stock.  Ms. Paté-Cornell and Ms. Pfannenstiel have not yet been named to serve on any committee of the Board.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	February 25, 2009	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)